                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                        Scopia Management, Inc.

Address:                                     152 West 57th Street, 33rd Floor
                                             New York, NY 10019

Date of Event Requiring Statement:           12/27/17

Name:                                        Matthew Sirovich

Address:                                     152 West 57th Street, 33rd Floor
                                             New York, NY 10019

Date of Event Requiring Statement:           12/27/17

Name:                                        Jeremy Mindich

Address:                                     152 West 57th Street, 33rd Floor
                                             New York, NY 10019

Date of Event Requiring Statement:           12/27/17